                                                                     Exhibit 4.1

                         REGISTRATION RIGHTS AGREEMENT


          THIS REGISTRATION RIGHTS AGREEMENT ("Agreement"), dated as of ____________, 1999, is made and entered into by and among Litronic Inc., a Delaware corporation ("Company") and Kris Shah and Geraldine M. Shah, as Trustees of the Kris Shah and Geraldine M. Shah Living Trust October 9, 1997, Ramesh R. Shah and Patricia L. Shah, as Trustees of the Ramesh R. Shah and Patricia L. Shah Living Trust dated March 22, 1982 as amended on October 14, 1997, Dilip R. Shah and Shila D. Shah, as Trustees of the Shah Living Trust dated November 14, 1995, Kris Shah as Trustee of the Leena Shah Trust dated October 16, 1997, Kris Shah, as Trustee of the Chandra L. Shah Trust dated October 9, 1997, William W. Davis, Sr. and Lillian A. Davis (collectively, "Holders").

                                   RECITALS

          A. Holders are the holders of an aggregate of 6,040,631 shares ("Shares") of the Company's common stock, $.01 par value per share ("Common Stock") as set forth on Exhibit A hereto.

          B. Holders acquired their Shares pursuant to a Reorganization Agreement and a Stock Acquisition Agreement, each dated as of February 9, 1999 (the "Acquisition Agreements").

          C. Pursuant to the Acquisition Agreements, the Company is obligated to provide Holders with registration rights with respect to the Shares owned by Holders upon the terms and conditions hereinafter set forth.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions hereinafter set forth, the parties hereto hereby agree as follows:

     1.   Definitions.
          -----------

          1.1  "Common Stock" means the Common Stock, $.01 par value per share,
                ------------
of the Company.

          1.2  "Exchange Act" means the Securities Exchange Act of 1934, as
                ------------
     amended.

          1.3  "Registration Expenses" has the meaning set forth in Section 3.
                ---------------------

          1.4  "Registrable Securities" means (i) the Shares and (ii) any
                ----------------------
securities issued or issuable with respect to the Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consideration or other reorganization. As to any particular Registrable Securities, once issued, such shares shall cease to be Registrable Securities when (a) such shares have been registered under the Securities Act, the registration statement with respect to the sale of such shares has become effective under the Securities Act and such shares have been disposed of pursuant to such effective registration statement, (b) such shares have been distributed pursuant to Rule 144 (or any similar provision relating to the disposition of securities then in force) under the Securities Act, (c) such shares have been otherwise transferred, new certificates or other evidences of ownership for them not bearing a legend restricting further transfer and not subject to any stop-transfer order or other restrictions on transfer shall have been delivered by the Company and subsequent disposition of such shares shall not require registration or qualification of such shares under the Securities Act or any state securities laws then in force,
(d) such shares cease to be outstanding or (e) such shares could be freely transferred pursuant to Rule 144(k).

          1.5  "SEC" means the Securities and Exchange Commission.
                ---

          1.6  "Securities Act" means the Securities Act of 1933, as amended.
                --------------

          1.7  "Shares" has the meaning set forth in the recitals to this
                ------
Agreement.

      2.  Incidental Registration.
          -----------------------

          2.1  Registration Rights. If (i) any Holder ("Registering Holder(s)")
               -------------------
is granted the right, pursuant to contract, as a matter of courtesy or otherwise, to have any of his, her or its Common Stock or securities convertible into or exchangeable for Common Stock registered under the Securities Act (other than a registration on Form S-4 or Form S-8, or any successor or similar forms or a registration in connection with any merger of the Company with and into a company subject to the reporting requirements of the Exchange Act) or (ii) the Company at any time after the expiration of applicable "lock-up" periods agreed to by Holders in connection with the Company's initial public offering of securities proposes to register any securities under the Securities Act (other than a registration on Form S-4 or Form S-8, or any successor or similar forms or a registration in connection with any merger of the Company with and into a company subject to the reporting requirements of the Exchange Act) with respect to an underwritten offering in a manner which would permit registration of the Registrable Securities for sale to the public under the Securities Act, the Registering Holder(s) or the Company, as the case may be, shall (a) give written notice of the proposed filing to the Holders of Registrable Securities as soon as practicable but in no even less than 30 days before the anticipated filing date, which notice shall describe the number of shares to be included in the offering, the intended method of distribution and the name of the managing underwriter or underwriters of the offering, if any; and (b) offer in such notice the opportunity, subject to Section 2.2, to register such number of shares of Registrable Securities as each Holder may request in writing within 15 days following receipt of such notice. Subject to Section 2.2, the Registering Holder(s) or the Company, as the case may be, will use their or its best efforts to effect the registration under the Securities Act of the Registrable Securities which the Registering Holders or the Company has been so requested to register by Holders, to the extent requisite to permit the disposition (in accordance with such intended methods thereof) of the Registrable Securities so to be registered; provided, that Holders must offer and sell the Registrable
                  --------
Securities in a manner as contemplated in the registration statement and as reasonably determined by the Registering Holder(s) or the Company and the underwriters selected by the Registering Holder(s) or the Company, if any.

          2.2  Priority in Incidental Registration. If the managing underwriter,
               -----------------------------------
if any, advises the Registering Holder(s) or the Company in writing that, in its opinion, the number of securities which the Company, Holders and any other persons intend to include in such registration exceeds the number which would have an adverse effect on such offering, including the price at which such securities can be sold, the Registering Holder(s) or the Company will include in such registration (i) first, all the securities the Company proposes to sell for its own account, (ii) second, securities, if any, to be included therein pursuant to demand registration requests and (iii) third, a number of such securities equal to the number, in the opinion of such underwriters, which can be sold without having the adverse effect referred to above, such amount to be allocated pro rata among Holders and other persons having similar registration rights on the basis of the relative number of securities Holders and other persons have requested to be included in such registration.

     3.   Registration Expenses. The Company will pay all Registration Expenses
          ---------------------
in connection with each registration of Registrable Securities requested pursuant to this Agreement. As used in this Agreement, "Registration Expenses" shall mean all expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all SEC, stock exchange, National Association of Securities Dealers, Inc. or Nasdaq registration and filing fees and expenses, fees and expenses of compliance with securities or blue sky laws (including, without limitation, reasonable fees and disbursements of counsel for the Company in connection with blue sky qualification of the Registrable Securities), rating agency fees, printing expenses, messenger and delivery expenses, fees and disbursements of counsel for the Company and all independent certified public accountants (including the expenses of any annual audit, special audit or "cold comfort" letters required by or incident to such performance and compliance), securities acts liability insurance (if the Company so desires), the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, and fees and expenses of other persons retained by the Company. Notwithstanding the foregoing, all fees and disbursements of accountants and other experts engaged by Holders and all other costs and expenses of Holders shall be borne by Holders. The Company shall have no obligation to pay any underwriting fees, discounts or selling commissions attributable to the Registrable Securities being sold by Holders, which expenses shall be borne by the selling Holders.

     4.   Registration Procedure.
          ----------------------

          4.1  Company Obligations. In effecting the registration of the
               -------------------
Registrable Securities as provided in this Agreement, the Company shall, at its sole expense:

          (a) Prepare and file with the SEC a registration statement with respect to the Registrable Securities and use its best efforts to cause such registration statement to become effective; provided, however, that before
                                            --------  -------
filing with the SEC a registration statement or prospectus or any amendments or supplements thereto, the Company will (i) furnish to one counsel selected by Holders copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel, and (ii) notify Holders of any stop order issued or threatened by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

          (b) Furnish to Holders copies of the registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus) in conformity with the requirements of the Securities Act and such other documents as Holders may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them;

          (c) Use its best efforts to register or qualify the Registrable Securities under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by Holders and do any and all other acts and things which may be reasonably necessary or advisable to enable Holders to consummate the disposition in such jurisdictions of the Registrable Securities owned by Holders; provided, that the Company shall not be required in connection
                  --------
therewith or as a condition thereto to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (c), (ii) subject itself to taxation in any such jurisdiction, or
(iii) file a general consent to service of process in any such jurisdiction;

          (d) Use its best efforts to cause the Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable Holders to consummate the disposition of such Registrable Securities;

          (e) Immediately notify Holders at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Company will promptly prepare and furnish to Holders a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

          (f) Enter into such customary agreements and take all such other actions as Holders reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including customary indemnification;

          (g) Make available for inspection by Holders and any attorney, accountant or other agent retained by Holders (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration statement; and

               (h) Otherwise use its best efforts to comply with all applicable rules and regulations of the SEC.

          4.2  Holder's Obligations. In connection with the registration of
               --------------------
Registrable Securities as provided in this Agreement, Holders' shall:

          (a) Provide (in writing and signed by Holders and stated to be specifically for use in the related registration statement, preliminary prospectus, prospectus or other document incident thereto) all such information and materials and take all such action as may be required in order to permit the Company to comply with all applicable requirements of the SEC and any applicable state securities laws and to obtain any desired acceleration of the effective date of any registration statement prepared and filed by the Company pursuant to this Agreement.

          (b) If requested by the Company or the managing underwriter or underwriters in connection with any proposed registration and distribution pursuant to the Agreement, (i) agree to sell the Registrable Securities on the basis provided in any underwritings agreements entered into in connection therewith and (ii) complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents customary in similar offerings.

          (c) Execute and deliver to the Company such written undertakings as the Company and its counsel may reasonably required in order to assume full compliance with the relevant provisions of the Securities Act.

      5.  Indemnification.
          ---------------

          5.1  Indemnification by the Company. In connection with the
               ------------------------------
registration of the Registrable Securities under the Securities Act pursuant to this Agreement, the Company will, and it hereby does, indemnify and hold harmless, to the full extent permitted by law, each Holder, each other person who participates as an underwriter in the offering or sale of such securities and each other person, if any, who controls such Holder or any such underwriter within the meaning of the Securities Act, against any and all losses, claims, damages or liabilities, joint or several, and expenses (including any amounts paid in any settlement effected with the Company's prior written consent) to which such Holder or any such underwriter or controlling person may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) or expenses arising out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such Holder and each such underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending such loss, claim, liability, action or proceedings; provided, that the
                                                              --------
Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expenses arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment or supplement thereto or in any such preliminary, final or summary prospectus in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Holder or underwriter or controlling person specifically stating that it is for use in the preparation thereof; and provided, further, that the Company will not be liable to such
             --------  -------
Holder or any person who participates as an underwriter in the offering or sale of Registrable Securities or any other person, if any, who controls such underwriter within the meaning of the Securities Act, under the indemnity agreement in this Section 5.1 with respect to any preliminary prospectus as then amended or supplemented as the case may be, to the extent that any such loss, claim, damage or liability of such Holder, underwriter or controlling person results from the fact that such Holder or underwriter or controlling person sold Registrable Securities to a person to whom there was not sent, given or delivered, at or prior to the written confirmation of such sale, a copy of the final prospectus (including any documents incorporated by reference therein), whichever is most recent, if the Company has previously furnished copies thereof to such Holder or underwriter or controlling person and such final prospectus, as then amended or supplemented, has corrected any such misstatement or omission. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any underwriter or controlling person and shall survive the transfer of such securities by such Holder.

          5.2  Indemnification by Holders. The Company may require, as a
               --------------------------
condition to including the Registrable Securities in any registration statement filed in accordance with this Agreement with respect to a Holder, that the Company shall have received an undertaking reasonably satisfactory to it from such Holder or any underwriter, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 5.1) the Company and its controlling persons and all other prospective sellers and their respective controlling persons with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instruction duly executed by such Holder or underwriter specifically stating that it is for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement, or a document incorporated by reference into any of the foregoing. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or such Holder and shall survive the transfer of such securities by such Holder; provided, however, that such Holder
                                            --------  -------
shall not be liable to the Company under this Section 5.2 for any amounts exceeding the product of the purchase price per Registrable Security and the number of Registrable Securities being sold pursuant to such registration statement or prospectus by such Holder.

          5.3  Notices of Claims, Etc. Promptly after receipt by an indemnified
               ----------------------
party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 5, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, promptly give written notice to the latter of the commencement of such action; provided, that the
                                                         --------
failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subsections of this Section 5, except to the extent that the indemnifying party is actually materially prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgement a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party's election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defense thereof, and the indemnifying party will not be subject to any liability for any settlement made without its consent (which consent shall not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

          5.4  Other Indemnification. Indemnification similar to that specified
               ---------------------
in the preceding Sections 5.1, 5.2 and 5.3 (with appropriate modifications) shall be given by the Company and Holders with respect to any required registration or other qualification of securities under any federal or state law or regulation of governmental authority other than the Securities Act.

     6.   Rule 144. The Company shall file in a timely manner all reports
          --------
required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and it will take such further action as a Holder may reasonably request, all to the extent required from time to time to enable Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC relating to the disposition of securities. Upon the request of a Holder, the Company will deliver to such Holder a written statement as to whether the Company has complied with such requirements. In addition, the Company hereby agrees that for a period of three months following the date on which a registration statement filed pursuant to this Agreement shall have become effective, the Company shall not deregister such securities under Section 12 of the Exchange Act (even if then permitted to do so pursuant to the Exchange Act and the rules and regulations promulgated thereunder).

     7.   Right to Join in Sale.
          ---------------------

          (a) Anything in this Agreement to the contrary notwithstanding, if any Holder or group of Holders (collectively, "Disposing Holder") proposes, other than transfers to a Permitted Transferee (as defined in paragraph (d) below), to sell, dispose of or otherwise transfer any of their shares of Common Stock or securities convertible into or exchangeable for Common Stock (collectively, "Stock") in a private transaction, such person or group shall refrain from effecting such transaction unless, prior to the consummation thereof, the other Holders shall have been afforded the opportunity to join in such sale on a pro rata basis, as hereinafter provided.

          (b) Prior to consummation of any proposed sale, disposition or transfer of any Stock described in paragraph (a) above, the Disposing Holder shall cause the person or group that proposes to acquire such Stock (the "Proposed Purchaser") to offer (the "Purchase Offer") in writing to the other Holders to purchase the shares of Stock owned by them (regardless of whether the shares of Stock to be purchased in the Purchase Offer are the same class as the shares of Stock owned by the other Holders), such that the number of shares of Stock so offered to be purchased from the other Holders shall be equal to the product obtained by multiplying the total number of shares of Stock then owned by the other Holders by a fraction, the numerator of which is the aggregate number of shares of Stock proposed to be purchased by the Proposed Purchaser from all persons (including the Disposing Holder) and the denominator of which is the aggregate number of shares of Stock then owned by all of such persons, in all cases considering any securities convertible into or exchangeable for shares of Common Stock (collectively, "Convertible Securities") on an as if converted basis. Such purchase shall be made at the highest price per share and on such other terms and conditions as the Proposed Purchaser has offered to purchase shares of Stock to be sold by the Disposing Holder, in all cases considering any Convertible Securities on an as if converted basis. The other Holders shall have 20 calendar days from the date of their receipt of the Purchase Offer in which to accept the Purchase Offer, and the closing of such purchase shall occur within 30 calendar days after such acceptance or at such other time as the other Holders, the Disposing Holder and the Proposed Purchaser may agree. The number of shares of Stock to be sold to the Proposed Purchaser by the Disposing Holder shall be reduced by the aggregate number of shares of Stock purchased by the Proposed Purchaser from the other Holders pursuant to the acceptance by them of the Purchase Offer in accordance with the provisions of this Section 7, considering any Convertible Securities on an as if converted basis.

          (c) If a sale or other transfer subject to this Section 7 is to be made to a Proposed Purchaser who is not a Holder, the Disposing Holder shall notify the Proposed Purchaser that the sale or other transfer is subject to this
Section 7 and shall ensure that no sale or other transfer is consummated without the Proposed Purchaser first complying with this Section 7. It shall be the responsibility of each Disposing Holder to determine whether any transaction to which it is a party is subject to this Section 7.

          (d) For purposes of this Section 7, a Permitted Transferee shall mean any Holder, any member of a Holder's immediate family or any trust established for the benefit of a Holder or a Holder's immediate family, provided that the Permitted Transferee must agree to be bound by the provisions of this Agreement.

     8.   No Inconsistent Agreements. The Company and the Holders will not
          --------------------------
hereafter enter into any agreement with respect to any of its securities which is inconsistent with the rights granted to Holders in this Agreement.

     9.   Remedies. The Company acknowledges and agrees that in the event of any
          --------
breach of this Agreement by it, Holders would be irreparably harmed and could not be made whole by monetary damages. The Company accordingly agrees to waive the defense in any action for specific performance that a remedy at law would be adequate and that a Holder, in addition to any other remedy to which he, she or it may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction for such action.

     10.  Sale Without Registration. At the time of any transfer of any
          -------------------------
Registrable Securities which is not registered under the Securities Act, the Company may require, as a condition of allowing such transfer, that the Holder or the transferee furnish to the Company: (a) such information as is reasonably necessary in order to establish that such transfer may be made without registration under the Securities Act; and (b) at the expense of such Holder or the transferee, an opinion of counsel, satisfactory in form and substance to the Company, to the effect that such transfer may be made without registration under the Securities Act; provided, that nothing contained in this Section 10 shall
                    --------
relieve the Company from complying with any request for registration, qualification or compliance made pursuant to these registration rights provisions.

      11. General Provisions.
          ------------------

          11.1 Waivers. No action taken pursuant to this Agreement, including
               -------
any investigation by or on behalf of any party hereto, shall be deemed to constitute a waiver by the party taking such action or compliance with any representation, warranty, covenant, or agreement contained herein or in any ancillary document. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach. The waiver by any party of any of the conditions precedent to its respective obligations under this Agreement shall not preclude it from seeking redress for breach of this Agreement.

          11.2 Notices. All notices and other communications which are required
               -------
or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, by courier service, telecopied, or mailed by registered or certified mail, postage prepaid, return receipt requested, to the party to whom the same is so delivered or mailed:

               (a)  if to the Company:

                    Litronic Inc.
                    2030 Main Street, Suite 1250
                    Irvine, California 92614
                    Attn:  President

               (b)  if to Holders:

                    c/o Kris Shah
                    40 Mission Bay Drive
                    Corona del Mar, California  92625
                         and
                         ---

                    c/o William W. Davis, Sr.
                    4390 Parliament Place, Suite R
                    Lanham, Maryland  20706

                         and
                         ---

                    c/o Lillian A. Davis
                    3309 Shortridge Lane
                    Mitchellville, Maryland  20721


or to such other address as any of the above shall have specified by notice hereunder. Notices delivered personally, by mail or telecopied shall be deemed communicated as of actual receipt.

          11.3 Entire Agreement; Amendments. This Agreement constitutes the
               ----------------------------
entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes any and all prior agreements and undertakings, oral or written, concerning the subject matter hereof. This Agreement may not be changed or terminated orally, and may only be changed or terminated by a writing signed by the party against whom such change or termination is sought.

          11.4 Binding Effect; Benefits. This Agreement shall inure to the
               ------------------------
benefit of and shall be binding upon and enforceable by the parties hereto and their respective heirs, legal representatives, successors, and assigns. Nothing in this Agreement, expressed or implied, is intended to or shall confer on any person other than the parties hereto any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

          11.5 Headings. The section and other headings contained in this
               --------
Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

          11.6 Counterparts. This Agreement may be executed in any number of
               ------------
counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

          11.7 Rules of Construction. In this Agreement, unless the context
               ---------------------
otherwise requires, words in the singular include the plural, and in the plural include the singular, and words of the masculine gender include the feminine and the neuter, and, when the sense so indicates, words of the neuter gender may refer to any gender.

          11.8 Assignment. This Agreement is not assignable without the prior
               ----------
written consent of the nonassigning party or parties.

          11.9 Governing Law; Venue. The validity, performance, and enforcement
               --------------------
of this Agreement shall be governed by the laws of the State of California. Any action commenced hereunder shall be conducted before a court of appropriate jurisdiction in Orange County, California.

          11.10 Cooperation. The parties agree to execute such further documents
                -----------
and take such further actions as necessary to carry out the provisions of this Agreement and to fully accomplish its purpose and intent.

          11.11 Attorneys' Fees. The prevailing party in any proceedings
                ---------------
(including, without limitation any arbitration proceedings) arising in connection with this Agreement shall be entitled to reimbursement for his or its reasonable costs incurred in connection therewith, including attorneys' fees.

          11.12 Time of Essence. Time is of essence in connection with the
                ---------------
performance of this Agreement.


     The parties hereto have duly executed this Agreement on the day and date first above written.

                                LITRONIC, INC.

                                By:
                                   ---------------------------------------------
                                    Kris Shah, President


                                ------------------------------------------------
                                Kris Shah, Trustee of the Kris Shah and
                                Geraldine M. Shah Living Trust dated October 9, 1997


                                ------------------------------------------------
                                Geraldine M. Shah, Trustee of the Kris Shah and Geraldine M. Shah Living Trust dated October 9, 1997


                                ------------------------------------------------
                                Ramesh R. Shah, Trustee of the Ramesh R. Shah and Patricia L. Shah Living Trust dated March 22, 1982 as amended on October 14, 1997


                                ------------------------------------------------
                                Patricia L. Shah, Trustee of the Ramesh R. Shah and Patricia L. Shah Living Trust dated March 22, 1982 as amended on October 14, 1997


                                ------------------------------------------------
                                Dilip R. Shah, Trustee of the Shah Living Trust dated November 14, 1995

                                ------------------------------------------------
                                Shila D. Shah, Trustee of the Shah Living Trust dated November 14, 1995


                                ------------------------------------------------
                                Kris Shah, Trustee of the Leena Shah Trust dated October 16, 1997


                                ------------------------------------------------
                                Kris Shah, Trustee of the Chandra L. Shah Trust dated October 9, 1997


                                ------------------------------------------------
                                William W. Davis, Sr.


                                ------------------------------------------------
                                Lillian A. Davis

                                   Exhibit A

Holder                                          Number of Shares
------                                          ----------------


Kris Shah and Geraldine M. Shah,                2,349,877
as Trustees of the Kris Shah and
Geraldine M. Shah Living Trust
dated October 9, 1997

Ramesh R. Shah and Patricia L. Shah,            463,657
as Trustees of the Ramesh R. Shah and
Patricia L. Shah Living Trust dated
March 22, 1982, as amended on October
14, 1997

Dilip R. Shah and Shila D. Shah, as             186,557
Trustees of the Shah Living Trust dated
November 14, 1995

Kris Shah as Trustee of the Leena Shah          435,301
Trust dated October 16, 1997

Kris Shah as Trustee of the Chandra L.          435,301
Shah Trust dated October 9, 1997

William W. Davis, Sr.                           1,084,969

Lillian A. Davis                                1,084,969